Exhibit 99.1

Royal Gold Acquires Gold and Silver Stream on
New Gold’s Rainy River Project

DENVER, COLORADO.  JULY 20, 2015:  ROYAL GOLD, INC. (NASDAQ:RGLD; TSX: RGL) (“RGI”) announces that its wholly owned subsidiary RGLD Gold AG (“Royal Gold” or the “Company”) entered into a $175 million Purchase and Sale Agreement with New Gold, Inc. (“New Gold”), for a percentage of the gold and silver production from the Rainy River Project in Ontario, Canada (“Rainy River” or the “Project”).

The Rainy River Project is located 65 kilometers northwest of Fort Frances in western Ontario, Canada, just north of the Minnesota border. Over its first nine years of full production, the 21,000 tonne per day, combined open pit-underground operation is scheduled to produce an average of 325,000 ounces of gold per year. Permits to begin major earthworks construction are in place, and, as of mid-2015, detailed engineering is 95% complete and 14% of the total development capital estimate of $877 million has been spent. Startup is projected for mid-2017.

Tony Jensen, President and Chief Executive Officer of Royal Gold, Inc. commented, “The Rainy River Project fits well into our high quality portfolio and met all our criteria for new investments with nearly 4 million ounces of gold reserves, continued exploration upside and projected cash costs below $600 per ounce. We are particularly pleased to add another piece of business in Canada and partner with New Gold—a company that is well-known for its development track record and operational expertise.”

Stream Transaction Details

•	Royal Gold will make 2 advance payments to New Gold, consisting of $100 million at closing and $75 million once capital spending on the Project is sixty percent complete (currently expected by mid-2016)
•	New Gold will deliver to Royal Gold:
o	6.5% of the gold produced at Rainy River until 230,000 ounces have been delivered, and 3.25% thereafter
o	60% of the silver produced at Rainy River until 3.1 million ounces have been delivered, and 30% thereafter
•	Royal Gold will pay New Gold 25% of the spot price per ounce of gold or silver

Transaction Highlights for Royal Gold

•	Estimated annual gross gold deliveries of 20,000 ounces of gold during the first ten full years of production, and approximately 17,000 gross ounces of gold during the life of mine
•	Estimated annual gross silver deliveries of 250,000 ounces of silver during the first ten full years of production, and approximately 230,000 gross ounces of silver during the life of mine
•	Fourteen years of mine life based on current reserves, and an estimated startup of mid-2017
•	Proven and probable gold reserves of 3.1 million contained ounces at 1.0 grams per tonne (“g/t”) in the open pit, and 668,000 contained ounces grading 5.0 g/t in the underground deposit
•	Proven and probable silver reserves of 8.0 million contained ounces grading 2.5 g/t in the open pit, and 1.39 million contained ounces grading 10.3 g/t in the underground deposit
•	Excellent exploration potential with:
o	2.9 million contained ounces of measured and indicated gold resources grading 1.11 g/t across both the open pit and underground
o	10.0 million contained ounces of measured and indicated silver resources grading 3.8 g/t across both the open pit and underground

Under the terms of the Purchase and Sale Agreement, New Gold will deliver gold and silver to Royal Gold on a monthly basis. Royal Gold plans to sell the gold within a few weeks of receiving each delivery, and will recognize revenue from the sale of the delivered gold after the sale has occurred.

CORPORATE PROFILE

Royal Gold, Inc. is a precious metals royalty and stream company engaged in the acquisition and management of precious metal royalties, streams, and similar production based interests.  RGI owns interests on 196 properties on six continents, including interests on 37 producing mines and 24 development stage projects.  Royal Gold, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD,” and on the Toronto Stock Exchange under the symbol “RGL.”  RGI’s website is located at www.royalgold.com.

About New Gold

New Gold is an intermediate gold mining company. The company has a portfolio of four producing assets and three significant development projects. The New Afton Mine in Canada, the Mesquite Mine in the United States, the Peak Mines in Australia and the Cerro San Pedro Mine in Mexico, provide the company with its current production base. In addition, New Gold owns 100% of the Rainy River and Blackwater projects, both in Canada, as well as an interest in the El Morro project located in Chile. New Gold’s objective is to be the leading intermediate gold producer, focused on the environment and social responsibility. For further information on the company, please visit www.newgold.com

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For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the stream and Royal Gold’s Purchase and Sale Agreement with New Gold, as well as expectations concerning development, production and mine life at the Rainy River Project. Factors that could cause actual results to differ materially from the projections include, among others, precious metals prices; actual tax rates; performance of and production at the properties subject to our royalty and stream interests; decisions and activities of the operators of these properties; operators’ delays in securing or inability to secure necessary governmental permits; changes in operators’ project parameters and timelines as plans continue to be refined; economic and market conditions; unanticipated grade, geological, metallurgical, processing, regulatory and legal or other problems that the operators of mining properties may encounter; completion of feasibility studies; the ability of the various operators to bring projects into production as expected; and other subsequent events, as well as other factors described in RGI's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond RGI’s ability to predict or control. RGI disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

Cautionary Note to U.S. Investors Concerning Estimates of Proven and Probable Mineral Reserves and Measured and Indicated Mineral Resources: The mineral reserve estimates reported by New Gold were prepared in accordance with Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves, as incorporated by reference in National Instrument 43-101. RGI has not reconciled the reserve estimates provided by New Gold with definitions of reserves used by the U.S. Securities and Exchange Commission.

While the terms “Mineral Resource,” “Measured Mineral Resource” and “Indicated Mineral Resource” are recognized and required by Canadian securities regulations, they are not defined terms under standards of the United States Securities and Exchange Commission. Under United States standards, mineralization may not be classified as a “Reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve estimation is made. The mineral resources reported herein are estimates previously disclosed by New Gold, without reference to the underlying data used to calculate the estimates. Accordingly, RGI is not able to reconcile the estimates prepared in reliance on Canadian National Instrument 43-101 with terms recognized by the United States Securities and Exchange Commission. Readers are cautioned not to assume that all or any part of the measured or indicated mineral resources will ever be converted into mineral reserves.

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